084126\039\6158792.v8 AMENDMENT NO. 1 TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT This AMENDMENT NO. 1 TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT dated as of June 9, 2022 (the “Amendment”), between Air T, Inc., a Delaware corporation (together with its successors and assigns, “Air T”), Jet Yard, LLC, an Arizona limited liability company (together with its successors and assigns, “Jet Yard”; and together with Air T being sometimes collectively referred to herein as the “Borrowers” and individually as a “Borrower”), and Minnesota Bank & Trust, a Minnesota state banking corporation (the “Lender”). RECITALS: A. The Borrowers and the Lender are parties to that certain Third Amended and Restated Credit Agreement dated as of August 31, 2021 (the “Original Agreement”), pursuant to which Lender has agreed to extend credit to the Borrowers under the terms and conditions set forth therein. B. The Borrowers have requested that the Lender amend the Original Agreement to provide for a short-term $5,000,000 line of credit commitment for Air T that would be in addition to the existing Revolving Credit Commitment under the Original Agreement. C. Subject to the terms and conditions of this Amendment, the Lender will agree to the foregoing request of the Borrowers. NOW, THEREFORE, the parties agree as follows: 1. Defined Terms. All capitalized terms used in this Amendment shall, except where the context otherwise requires, have the meanings set forth in the Original Agreement as amended hereby. 2. Amendments. (a) The definition of the terms “Loans”, “Loan Documents”, “Maturity Date”, “Notes” and “Revolving Credit Note” appearing in Section Article I of the Original Agreement are hereby amended in their respective entireties to read as follows: “ ‘Loan’ means any Overline Loan, Revolving Credit Loan, or Term Loan, as the context may require, and “Loans” means Overline Loans, Revolving Credit Loans or Term Loans, as the context may require. Loan Documents” means, collectively, this Agreement, the Security Agreement, the Guaranties, the Collateral Account Agreements, the Revolving Credit Note, the Overline Note, the Term Notes, the North Carolina Assignment, the North Carolina Deed of Trust, each Hedge Agreement and all DocuSign Envelope ID: 70B9FD62-0052-408A-BE24-C0025BA3E219

2 other agreements, documents, certificates and instruments executed and delivered to the Lender by any Loan Party or by any Pledgor Party in connection therewith. ‘Maturity Date’ means, the earlier of: (a) the date on which the Loans become due and payable under Section 8.02 upon the occurrence of an Event of Default; or (b) (i) the Overline Termination Date for the Overline Loans; (ii) the Revolving Credit Termination Date for the Revolving Credit Loans; (iii) August 30, 2031 for Term Loan A, Term Loan B and the Jet Yard Term Loan; (iv) January 1, 2028 for Term Loan D; or (v) June 1, 2025 for Term Loan E. ‘Note(s)’ means, individually or collectively, as the case may be, the Overline Note, the Revolving Credit Note and the Term Notes. ‘Revolving Credit Note’ means the Amended and Restated Revolving Credit Note in the original principal amount of $17,000,000.00, dated August 31, 2021, in the form provided by Lender, made by Air T payable to the order of the Lender, as such promissory note may be amended, modified or supplemented from time to time, and such term shall include any substitutions for, or renewals of, such promissory note.” (b) The definition of the term “Commitment” appearing in Article I of the Original Agreement is hereby replaced the following definition of the term “Commitment(s): “ ‘Commitment(s)’ means, individually or collectively, the Revolving Credit Commitment and the Overline Commitment.” (c) Article I of the Original Agreement is further amended by inserting definitions of the following terms in the appropriate alphabetical order: “ ‘CARES Act’ means the Coronavirus Aid, Relief, and Economic Security Act and applicable rules and regulations, as amended from time to time. ‘Employee Retention Tax Credit’ means the employee retention credit under Section 2301 of the Cares Act, as amended by Section 207 of the Relief Act. ‘First Amendment’ means that certain Amendment No. 1 to Third Amended and Restated Credit Agreement dated as of June 9, 2022, amending this Agreement. ‘First Amendment Effective Date’ means the ‘Effective Date’ of the First Amendment, as such term is therein defined. ‘Overline Commitment’ means the obligation of the Lender to make Overline Loans to Air T in an aggregate principal amount not to exceed DocuSign Envelope ID: 70B9FD62-0052-408A-BE24-C0025BA3E219

3 $5,000,000, as the same may be changed from time to time pursuant to the terms hereof. ‘Overline Commitment Fee’ has the meaning set forth in Section 2.11A of this Agreement. ‘Overline Commitment Period’ means the period of time commencing on the First Amendment Effective Date and ending on the earlier of (a) March 31, 2023 or (b) the date on which Air T has received (i) payment of federal income tax refunds in an amount of approximately $2,600,000, and (ii) Employee Retention Tax Credits in an amount not less than $9,151,904. ‘Overline Loans’ means any Loan made by the Lender under Section 2.04A. ‘Overline Note” means the Overline Note in the original principal amount of $5,000,000.00, dated June 9, 2022, in the form provided by Lender, made by Air T payable to the order of the Lender, as such promissory note may be amended, modified or supplemented from time to time, and such term shall include any substitutions for, or renewals of, such promissory note. ‘Overline Termination Date” means the earliest to occur of (a) March 31, 2023, (b) the date the Overline Commitment is permanently reduced to zero pursuant to Section 2.05A, and (c) the termination of the Overline Commitment pursuant to Section 8.02. ‘Relief Act’ means the Taxpayer Certainty and Disaster Tax Relief Act of 2020. (d) The first sentence of Section 2.03 is hereby amended in its entirety to read as follows: “Subject to the terms and conditions of this Agreement, the Lender agrees to make Revolving Credit Loans to Air T and to issue Letters of Credit for the account of Air T from time to time during the Revolving Credit Commitment Period in an aggregate principal amount at any one time outstanding not exceeding the lesser of (i) the amount of the Revolving Credit Commitment or (ii) (A) the Borrowing Base, minus (B) the outstanding principal balance of Overline Loans.” (e) Article II of the Original Agreement is hereby amended by inserting the following new Section 2.03A immediately following Section 2.03: “ Section 2.03A Overline Commitment. (a) Subject to the terms and conditions of this Agreement, the Lender agrees to make Overline Loans to Air T from time to time during the Overline DocuSign Envelope ID: 70B9FD62-0052-408A-BE24-C0025BA3E219

4 Commitment Period in an aggregate principal amount at any one time outstanding not exceeding the lesser of (i) the amount of the Overline Commitment or (ii) (A) the Borrowing Base, minus (B) the sum of (i) the outstanding principal balance of Revolving Credit Loans, plus (ii) the Letter of Credit Obligations. (b) Air T shall repay all outstanding Overline Loans on the Overline Termination Date.” (f) Section 2.04 of the Original Agreement is amended in its entirety to read as follows: “ Section 2.04 Procedures for Revolving Credit and Overline Borrowing. Air T shall either (a) submit a draw request to the Lender in writing or telephonically; or (b) use the Lender’s electronic banking systems to request each proposed borrowing in accordance with the requirements of such systems as may be in effect from time to time. Each such notice shall be effective upon receipt by the Lender, shall be irrevocable, and shall specify the date and amount of borrowing requested. At the request of the Lender, a telephonic request must be confirmed in writing by Air T within three (3) Business Days after such request. (a) Revolving Credit Loans. So long as (a) all conditions precedent set forth in Article IV with respect to such borrowing have been satisfied, (b) with respect to a request for a Revolving Credit Loan, both (1) the sum of (x) the outstanding principal balance of Revolving Loans, plus (y) the Letter of Credit Obligations at such time does not exceed the Revolving Credit Commitment and (2) the sum of (A) Total Usage plus (B) the outstanding principal balance of Overline Loans at such time does not exceed the Borrowing Base, in each case after giving effect to such Revolving Credit Loan, the Lender shall provide immediately available funds to Air T in the amount of such requested Revolving Credit Loan on the requested Borrowing Date by depositing such funds into the main operating depository account, maintained by Air T with the Lender. Each Revolving Credit Loan advance shall be on a Business Day. (b) Overline Loans. So long as (a) all conditions precedent set forth in Article IV with respect to such borrowing have been satisfied, (b) with respect to a request for an Overline Loan, both (1) the outstanding principal balance of Overline Loans at such time does not exceed the Overline Commitment, and (2) the sum of (A) Total Usage plus (B) the outstanding principal balance of Overline Loans at such time at such time does not exceed the Borrowing Base, in each case after giving effect to such Overline Loan, the Lender shall provide immediately available funds to Air T in the amount of such requested Overline Loan on the requested Borrowing Date by depositing such funds into the main operating depository account, maintained by Air T with the Lender. Each Overline Loan advance shall be on a Business Day.” DocuSign Envelope ID: 70B9FD62-0052-408A-BE24-C0025BA3E219

5 (g) Article II of the Original Agreement is further amended by inserting the following new Section 2.05A immediately following Section 2.05: “ Section 2.05A Termination or Reduction of Overline Commitment. Upon not less than three Business Days’ notice to the Lender, Air T shall have the right to terminate the Overline Commitment or, from time to time, to reduce the aggregate amount of the Overline Commitment; provided, that no such termination or reduction of the Overline Commitment shall be permitted if, after giving effect thereto and to any prepayments of the Overline Loans made on the effective date thereof, the outstanding principal balance of Overline Loans would exceed the Overline Commitment. Any such partial reduction shall be in an amount equal to $500,000, or a whole multiple thereof, and shall reduce permanently the Overline Commitment then in effect.” (h) Section 2.06 of the Original Agreement is amended by redesignating existing subsections (f) and (g) of such Section as subsections (g) and (f) and inserting a new subsection (f) to read as follows: “ (f) Overline Note. The Overline Loans made by the Lender shall be evidenced by a Overline Note in the initial amount of the Overline Commitment. The Overline Loans and the Overline Note shall mature and be payable at Maturity of the Overline Loans. The Lender shall enter in its records the amount of each of its Overline Loans, the rate of interest borne on such Overline Loans, and the payments of the Overline Loans received by the Lender, and such records shall be conclusive evidence of the subject matter thereof, absent manifest error.” (i) Section 2.07(a)(i) is amended in its entirety to read as follows: “ (i) Revolving Credit Loans and Overline Loans. Air T shall have the right, by giving written notice to the Lender by not later than 3:00 p.m. (Minneapolis time) on the Business Day of such payment, to voluntarily prepay the Revolving Credit Loans and the Overline Loans in whole or in part at any time without premium or penalty.” (j) Section 2.08(a) is amended in its entirety to read as follows: “ (a) Revolving Credit Loans and Overline Loans. (i) If, at any time, Total Usage exceeds the lesser of the Revolving Credit Commitment or the Borrowing Base, then Air T shall immediately prepay the Revolving Credit Loans and Cash Collateralize the Letter of Credit Obligations by the amount of such excess together with interest on the amount prepaid. (ii) If, at any time, the outstanding principal balance of Overline Loans exceeds the Overline Commitment then Air T shall DocuSign Envelope ID: 70B9FD62-0052-408A-BE24-C0025BA3E219

6 immediately prepay the Overline Loans by the amount of such excess together with interest on the amount prepaid. (iii) If, at any time, the sum of (A) Total Usage plus (B) the outstanding principal balance of Overline Loans exceeds the Borrowing Base, then Air T shall immediately prepay the Revolving Credit Loans and Overline Loans and Cash Collateralize the Letter of Credit Obligations by the amount of such excess together with interest on the amounts prepaid. Any prepayment required by this subsection shall be applied first to prepay the Revolving Loans, second to prepay the Overline Loans and the remainder of such prepayment, if any, shall be deposited in an interest- bearing account maintained at the Lender for application to Air T’s reimbursement obligations under Section 2.12(d) as payments are made on the Letters of Credit, with the balance, if any, to be applied to the other Obligations.” (k) Section 2.10 of the Original Agreement is amended by inserting a new subsection 2.10(c) to read as follows “ (c) Overline Loans. Air T agrees to pay interest on the outstanding principal amount of the Overline Loans at the rates and at the times specified in the Overline Note.” (l) Article II of the Original Agreement is further amended by inserting the following new Section 2.11A immediately following Section 2.11: “ Section 2.11A Overline Commitment Fee. Air T shall pay to the Lender a fee (the “Overline Commitment Fee”) in an amount determined by applying a rate of 0.20% per annum to the average daily excess of the Overline Commitment over the outstanding principal balance of the Overline Loans. Such Overline Commitment Fee shall be payable to the Lender in arrears on the last day of each calendar month after the First Amendment Effective Date and on the Overline Termination Date.” (m) Section 2.11(a) of the Original Agreement is hereby amended in its entirety to read as follows “ (a) Letter of Credit Commitment. Subject to the terms and conditions hereinafter set forth, the Lender agrees to issue stand-by letters of credit (the “Letters of Credit”) from time to time on terms reasonably acceptable to the Lender on any Business Day during the period from the date hereof and ending on the Revolving Credit Termination Date; provided, however, that the Lender shall not be required to issue any Letter of Credit if, after giving effect to such issuance: (i) the Total Usage would exceed the Revolving Credit Commitment; (ii) the sum of (A) the Total Usage plus (B) the outstanding principal balance of Overline Loans would exceed the Borrowing Base; or (iii) the Letter of Credit Obligations would exceed the Letter of Credit Commitment.” DocuSign Envelope ID: 70B9FD62-0052-408A-BE24-C0025BA3E219

7 (n) Section 6.01(b) of the Original Agreement is amended to change the required number of days after the end of each fiscal quarter for providing the unaudited financial statements of Air T described therein from “45 days” to “60 days”; (o) Section 6.02(c) of the Original Agreement is amended to change the required number of days set forth in subsection (ii) of such Section after the end of the second fiscal quarter of each fiscal year for providing the Compliance Certificate described therein from “45 days” to “60 days”; (p) Article VI of the Original Agreement is further amended by inserting a new Section 6.13 immediately following Section 6.12 to read as follows: “ Section 6.13 Inventory Appraisal. By not later than 45 days after Air T’s fiscal quarters ending December 31 and March 31 of each year, the Borrowers shall deliver to the Lender an appraisal of the inventories of Airco, LLC, Airco Services, LLC, Air T, Worthington Aviation, LLC and Worthington MRO, LLC, in form and substance acceptable to Lender in its sole and absolute discretion prepared by a nationally-recognized independent appraisal firm approved by the Lender in its sole and absolute discretion. All costs of obtaining such inventory appraisals shall be jointly and severally paid by the Borrowers.” (q) Section 8.02 of the Original Agreement is amended by replacing each occurrence therein of “Commitment” with “Commitments”. (r) the form of Borrowing Base Certificate attached as Exhibit B to the Original Agreement is amended in its entirety to conform with the form of Borrowing Base Certificate (Amended 6/2022) attached as Exhibit B to this Amendment; 3. Conditions to Effectiveness. This Amendment shall become effective on the date (the “Effective Date”) when, and only when, the Lender shall have received: (a) this Amendment, duly executed by a Responsible Officer of each Borrower; (b) the Overline Note, in the form provided by Lender, duly executed by a Responsible Officer of Air T; (c) a certificate of the secretary of each Borrower in the form provided by the Bank, appropriately completed and duly executed by such Borrower’s secretary; (d) an Acknowledgment and Agreement, in the form provided by the Lender, duly executed by each Guarantor that is not a Borrower; (e) an Acknowledgment and Agreement, in the form provided by the Lender, duly executed by Jet Yard; (f) a non-refundable amendment fee in the amount of $5,000, payable in DocuSign Envelope ID: 70B9FD62-0052-408A-BE24-C0025BA3E219

8 immediately available funds; (g) a certificate of good standing for Air T issued by the office of the Delaware Secretary of State; (h) a certificate of good standing for Jet Yard issued by the office of the Arizona Secretary of State; and (i) such other documents as the Lender may reasonably request. 4. Representations and Warranties. To induce the Lender to enter into this Amendment, the Borrowers jointly and severally represent and warrant to the Lender as follows: (a) The execution, delivery and performance by the Borrowers of this Amendment, the Overline Note and any other Loan Document to which either or both Borrowers is a party have been duly authorized by all necessary corporate, or as the case may be, limited liability company, action, do not require any approval or consent of, or any registration, qualification or filing with, any government agency or authority or any approval or consent of any other person (including, without limitation, any shareholder), do not and will not conflict with, result in any violation of or constitute any default under, any provision of either Borrower’s formation or governance documents, any agreement binding on or applicable to either Borrower or either Borrower’s property, or any law or governmental regulation or court decree or order, binding upon or applicable to either Borrower or of any of either Borrower’s property and will not result in the creation or imposition of any security interest or other lien or encumbrance in or on any of its property pursuant to the provisions of any agreement applicable to either Borrower or either Borrower’s property; (b) The representations and warranties contained in the Original Agreement are true and correct as of the date hereof as though made on that date except: (i) to the extent that such representations and warranties relate solely to an earlier date; and (ii) that the representations and warranties set forth in Section 5.04 of the Original Agreement to the audited annual financial statements and internally-prepared interim financial statements of Air T shall be deemed to be a reference to the audited financial statements and interim financial statements, as the case may be, of Air T most recently delivered to the Lender pursuant to Section 6.01(a) or 6.01(b) of the Original Agreement; (c) No events have taken place and no circumstances exist at the date hereof which would give either or both Borrowers the right to assert a defense, offset or counterclaim to any claim by the Lender for payment of the Obligations; (d) The Original Agreement, as amended by this Amendment, and each other Loan Document to which any Borrower is a party are the legal, valid and binding obligations of such Loan Party and are enforceable in accordance with their respective terms, subject only to bankruptcy, insolvency, reorganization, moratorium or similar laws, rulings or decisions at the time in effect affecting the enforceability of rights of creditors generally and to general equitable principles which may limit the right to obtain equitable remedies; DocuSign Envelope ID: 70B9FD62-0052-408A-BE24-C0025BA3E219

9 (e) The Loan Parties (i) have submitted all the required income tax and other forms, exhibits, certificates and other materials necessary in order to qualify for federal income tax refunds in an amount of approximately $2,600,000 and Employee Retention Tax Credits in an aggregate amount that is not less than $9,151,904, and (ii) have no reason to believe that such payments will not be received on or before March 31, 2023; and (f) Before and after giving effect to this Amendment, there does not exist any Default or Event of Default. 5. Release. The Borrowers hereby jointly and severally release and forever discharge the Lender and its successors, assigns, directors, officers, agents, employees and participants from any and all actions, causes of action, suits, proceedings, debts, sums of money, covenants, contracts, controversies, claims and demands, at law or in equity, which either or both Borrowers ever had or now has against the Lender or its successors, assigns, directors, officers, agents, employees or participants by virtue of the Lender’s relationship to the Borrowers in connection with the Loan Documents and the transactions related thereto 6. Reference to and Effect on the Loan Documents. (a) From and after the date of this Amendment, each reference in the Original Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Original Agreement, and each reference to the “Credit Agreement”, the “Credit Agreement”, “thereunder”, “thereof”, “therein” or words of like import referring to the Original Agreement in any other Loan Document shall mean and be a reference to the Original Agreement as amended hereby; and except as specifically set forth above, the Original Agreement remains in full force and effect and is hereby ratified and confirmed. (b) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Lender under the Agreement or any other Loan Document, nor constitute a waiver of any provision of the Agreement or any such other Loan Document. 7. Costs, Expenses and Taxes. The Borrowers jointly and severally agree to pay on demand all costs and expenses of the Lender in connection with the preparation, reproduction, execution and delivery of this Amendment and the other documents to be delivered hereunder or thereunder, including their reasonable attorneys’ fees and legal expenses. In addition, the Borrowers shall pay any and all stamp and other taxes and fees payable or determined to be payable in connection with the execution and delivery, filing or recording of this Amendment and the other instruments and documents to be delivered hereunder and agrees to save the Lender harmless from and against any and all liabilities with respect to, or resulting from, any delay in the Borrowers’ paying or omission to pay, such taxes or fees. 8. Governing Law. THE VALIDITY, CONSTRUCTION AND ENFORCEABILITY OF THIS AMENDMENT SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF MINNESOTA, WITHOUT GIVING EFFECT TO DocuSign Envelope ID: 70B9FD62-0052-408A-BE24-C0025BA3E219

10 CONFLICT OF LAWS PRINCIPLES THEREOF. 9. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose. 10. Counterparts. This Amendment may be executed in counterparts and by separate parties in separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same document. Receipt by telecopy, pdf file or other electronic means of any executed signature page to this Amendment shall constitute effective delivery of such signature page. 11. Recitals. The Recitals hereto are incorporated herein by reference and constitute a part of this Amendment. [SIGNATURE PAGE FOLLOWS] DocuSign Envelope ID: 70B9FD62-0052-408A-BE24-C0025BA3E219

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first above. Air T, Inc., a Delaware corporation By: Name: Brian Ochocki Title: Chief Financial Officer Jet Yard, LLC, an Arizona limited liability company By: Stratus Aero Partners, LLC Its: Sole Member By: Air T, Inc., a Delaware corporation Its: Manager By: Name: Mark Jundt Its: Secretary Minnesota Bank & Trust, a Minnesota state banking corporation By_____________________ Name: Dianne Wegscheid Title: Senior Vice President/Commercial Team Lead [Signature page Amendment No. 1 to Third Amended and Restated Credit Agreement] DocuSign Envelope ID: 70B9FD62-0052-408A-BE24-C0025BA3E219

DocuSign Envelope ID: 70B9FD62-0052-408A-BE24-C0025BA3E219

EXHIBIT B
Borrowing Base Certificate (Amended 6/2022)

Minnesota Bank & Trust
9800 Bren Road East, Suite 200
Minnetonka, MN 55343
Attention: Ms. Dianne Wegscheid, SVP

Computed as of: ________________________ Report Number: _______

The undersigned is the Borrower under that certain Third Amended and Restated Credit Agreement, dated as of August 31, 2021 (such Third Amended and Restated Credit Agreement, as amended to date and as it may be further amended, modified, supplemented or restated from time to time being the "Credit Agreement"; capitalized terms not otherwise defined herein being used as therein defined) between AIR T, INC. (the "Borrower") and MINNESOTA BANK & TRUST (the "Lender").

The Borrower hereby reaffirms all representations and warranties to the Credit Agreement and certifies and warrants that the Borrower and the other Loan Parties hold, subject to the security interest of the Lender under the Agreement, and the other Loan Documents, the following Collateral computed on a consolidated basis as of _____________ __, 202_.

A. ACCOUNTS RECEIVABLE

1. Accounts Receivable Balance as of period ending above		$__________
2. Less: Ineligible Accounts		
a. Receivables over 120 days past invoice date	$__________	
b. 10% redline rule	$__________	
c. Insolvent	$__________	
d. Foreign	$__________	
e. Affiliated	$__________	
f. Contras	$__________	
g. U.S. Government	$__________	
h. Bonded	$__________	
i. State, county, municipality	$__________	
j. Customer deposits	$____________	
k. Excess of concentration limit for account debtor	$____________	
l. Other miscellaneous	$__________	
3. TOTAL Ineligibles		($__________)
4. Total Eligible Accounts (Line A.1 – Line A.3)		$__________
5. Eligible Accounts Loan Value at 75% of Line A.4.		$__________

DocuSign Envelope ID: 70B9FD62-0052-408A-BE24-C0025BA3E219

B. INVENTORY Report dated ______________________(see attached)

1. Raw Materials and Finished Goods Inventory		$__________
2. Less:		
a. Discontinued	$______________	
b. Stored at a location w/out appropriate landlord/bailee/warehouseman's waiver	$______________	
c. Consigned to a Loan Party		
d. Inventory consigned by a Loan Party that does not comply with all Consigned Inventory Requirements	$______________	
3. Total Ineligibles		$____________
4. Total Eligible Raw Materials and Finished Goods Inventory (Line B.1-Line B.3)		$____________
5. Eligible Raw Materials and Finished Goods Inventory Loan Value @ 50% of Line B.4		$____________
6. GGS Titled Vehicles Inventory		$____________
7. Less:		
a. Discontinued	$______________	
b. Stored at a location w/out appropriate landlord/bailee/warehouseman's waiver	$______________	
c. Consigned to a Loan Party		
d. Inventory consigned by a Loan Party that does not comply with all Consigned Inventory Requirements	$______________	
8. Total Ineligible GGS Titled Vehicles Inventory		$____________
9. Total Eligible GGS Titled Vehicles Inventory (Line B.6-Line B.8)		$____________
10. Eligible GGS Titled Vehicles Inventory Loan Value @ 40% of Line B.4		$____________
11. Eligible Inventory Loan Value (Line B5 + B.10) [1]		

[1] Not to exceed 75% of Total Borrowing Base

DocuSign Envelope ID: 70B9FD62-0052-408A-BE24-C0025BA3E219

C. Borrowing Base: 1. (Line A.4 + Line B.11)		$_____________
D. Availability/Amount to be Repaid[2]:		
1. Total Usage (Outstanding principal balance of Revolving Loans + Letter of Credit Obligations)	$_______________	
2. Revolving Credit Commitment	$17,000,000	
3. Borrowing Base (Line C.1.)		
4A. Availability (Amount by which the lesser of [Line D.2 and Line D.3] exceeds Line D.1)		$_______________
4B. Amount to be repaid and Letters of Credit to be cash collateralized (Amount by which Line D.1 exceeds the lesser of [Line D.2 and Line D.3])		$_______________
D. Availability/Amount to be Repaid[3]		
1. Total Usage (Outstanding principal balance of Revolving Loans + Letter of Credit Obligations)	$_______________	
2. Revolving Credit Commitment	$17,000,000	
3. Available Borrowing Base for Revolving Loans and Letters of Credit (Line C.1. – Line D.5)		
4A. Revolving Credit Loan Availability (Amount by which the lesser of [Line D.2 and Line D.3] exceeds Line D.1)		$_______________
4B. Amount of Revolving Credit Loans to be repaid and Letters of Credit to Cash Collateralized (Amount by which Line D.1 exceeds the lesser of [Line D.2 and Line D.3])		$_______________
5. Outstanding principal balance		

[2] To be used after the Overline Commitment has terminated.

[3] To be used when the Overline Commitment is active.

DocuSign Envelope ID: 70B9FD62-0052-408A-BE24-C0025BA3E219

of Overline Loans		
6. Overline Commitment	$5,000,000	
7.Available Borrowing Base for Overline Loans (Line C.1 – Total Usage – Line D.5)		
8. Amount of Overline Loans to be repaid (Amount by which Line D.5 exceeds the lesser of Line D.6 and Line D.7		

The undersigned further certifies and warrants that (a) the Borrower has received federal income tax refunds in the amount of $___________ during the current Fiscal Year, the Borrower has been awarded Employee Retention Tax Credits in the aggregate amount of $_____________ during the current Fiscal Year, and (c) no Event of Default is existing as of the date hereof and, to the best knowledge and belief of the officer of Air T executing this Borrowing Base Certificate, there has not been (except as may otherwise indicated below) any change to the information set forth above since the computation date specified above which would materially reduce the amounts shown if such amounts were computed as of the date of this Borrowing Base Certificate and all of the information provided on: (a) the Inventory report attached as Schedule A to this Borrowing Base Certificate and (b) the Other Investments report attached as Schedule B to this Borrowing Base Certificate, is true and correct as of the date hereof.

AIR T, INC.

By _______________ Title: ___________________ Date: _________

Schedule A to Borrowing Base Certificate Inventory Report as of _________________ [see attached] DocuSign Envelope ID: 70B9FD62-0052-408A-BE24-C0025BA3E219

Schedule B to Borrowing Base Certificate Other Investments Report as of _________________ [see attached] DocuSign Envelope ID: 70B9FD62-0052-408A-BE24-C0025BA3E219